EXHIBIT 10.40
Signify Health, Inc.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

This Non-Employee Director Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between Signify Health, Inc. (the “Company”) and the non-employee director whose name appears below (the “Director”) in order to set forth the terms and conditions of Restricted Stock Units (the “RSUs”) granted to the Director under the Signify Health, Inc. 2021 Long-Term Incentive Plan (the “Plan”).

Director’s Name:
Award Type	“Date of Grant”	Number of RSUs

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Director, on the Date of Grant, the number of RSUs, each as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant.

SIGNIFY HEALTH, INC.		DIRECTOR

By:
	Name: Adam McAnaney	Name: [●]
Title: General Counsel and Secretary

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:

Signify Health, Inc.
800 Connecticut Avenue Norwalk, CT 06854
Attn: Adam McAnaney

Signify Health, Inc.
SIGNIFY HEALTH, INC. 2021 LONG-TERM INCENTIVE PLAN
Terms and Conditions of Non-Employee Director RSU Grant

1.GRANT OF RSUs. The RSUs have been granted to the Director as an incentive for the Director to continue to provide services to the Company and to align the Director’s interests with those of the Company. Each RSU corresponds to one Common Share. Each RSU constitutes a contingent and unsecured promise by the Company to deliver one Common Share on the settlement date, as set forth in Section 4. The number of RSUs granted hereunder shall be determined by dividing $190,000 by the price per Common Share offered to the public in the Company’s initial public offering of Common Shares.

2.VESTING. Subject to the provisions of Section 3 hereof, the RSUs shall vest on the first anniversary of the Date of Grant, subject to the Director’s continuous service with the Company through such date and, except as set forth in Section 3 hereof, all unvested RSUs shall be immediately forfeited upon the Director’s Separation from Service.
3.ACCELERATED VESTING. Notwithstanding anything to the contrary contained herein, the RSUs shall fully vest, subject to the Director’s continuous service with the Company through such date, upon the earliest of (A) the Director’s Separation from Service due to the Director’s death or physical or mental incapacity to perform his or her usual duties, such condition likely to remain continuously and permanently, as determined by the Company or (B) a Change in Control.

4.SETTLEMENT. Except as otherwise elected by the Director pursuant to a Non-Employee Director Restricted Stock Unit Deferral Election Form (an “Election Form”) or as set forth in the Plan, the RSUs will be settled in Common Shares, and the Director shall receive the number of Common Shares that corresponds to the number of RSUs that have become vested as of the applicable vesting date, which Common Shares shall be delivered on the date that is no later than forty-five (45) days following the applicable vesting date, as determined in the Committee’s sole discretion.

5.DIVIDEND EQUIVALENT PAYMENTS. Until the RSUs settle in Common Shares, if the Company pays a dividend on Common Shares, the Director will be entitled to a payment in the same amount as the dividend the Director would have received if he or she held Common Shares in respect of his or her vested and unvested RSUs held but not previously forfeited immediately prior to the record date of the dividend (a “Dividend Equivalent”). No such Dividend Equivalents will be paid to the Director with respect to any RSU that is thereafter cancelled or forfeited prior to the applicable vesting date. The Committee will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Common Shares, cash or a combination thereof. The Company will pay the Dividend Equivalents within forty-five (45) days of the vesting date of the RSUs to which such Dividend Equivalents relate (or, if later, in the case of a deferral pursuant to an Election

Form, within forty-five (45) days after the date on which the related dividend on Common Shares is paid).

6.NONTRANSFERABILITY. Except as otherwise may be provided pursuant to an assignment agreement entered into between the Company and the Director, no portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Director, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Director has become the holder of record of the vested Common Shares issuable hereunder, unless otherwise provided by the Committee.

7.TAX AND WITHHOLDING. The Company is not responsible for tax or other withholding obligations arising upon vesting or settlement (as applicable) of the RSUs. The Director acknowledges that he or she will be solely responsible for any tax associated with the RSUs.

8.RIGHTS AS STOCKHOLDER. Except as set forth herein, the Director will not have any rights as a stockholder in the Common Shares corresponding to the RSUs prior to settlement of the RSUs.

9.SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Common Shares issued upon settlement of the RSUs and any stock certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Common Shares if it determines that such an order is necessary or advisable.

10.COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Common Shares issued upon settlement of the RSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

11.MISCELLANEOUS.
(a)No Right To Continued Service. This Agreement shall not confer upon the Director any right to continue in the service of the Company or any Affiliate or Subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

(b)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director’s participation in the Plan or acquisition or sale of the underlying Common Shares. The

Director is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(c)Plan to Govern. This Agreement and the rights of the Director hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(d)Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(b), 13 and 22 of the Plan, no amendment of the Plan or this Agreement may, without the consent of the Director, adversely affect the rights of the Director in a material manner with respect to the RSUs granted pursuant to this Agreement.

(e)Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(f)Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Director concerning the RSUs granted hereunder and supersede all prior agreements and understandings.

(g)Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Director’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.

(h)Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(i)Compliance with Section 409A of the Internal Revenue Code. The Award is intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the RSUs, to the extent necessary or advisable to comply with Section 409A. For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Director’s termination of service with the Company shall be made to the Director until his or her termination of service constitutes a Separation from Service. Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or any Affiliate be liable to the Director on account of failure of the RSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.